Exhibit 10.40

[..**..] Certain Confidential Information Contained
in this Document, Marked by Brackets, has been
Omitted and Filed Separately with the Securities
and Exchange Commission Pursuant to Rule 24b-2
of the Securities Exchange Act of 1934, as amended.

AMENDMENT TO

COLLABORATION AND OPTION AGREEMENT

     This Amendment to Collaboration and Option Agreement (“Amendment”) is entered into as of May 23, 2005 (the “Amendment Date”) by and between Myogen, Inc. (“Myogen”), a Delaware corporation with principal offices at 7575 W. 103rd Avenue, Westminster, Colorado 80021, and Novartis Institutes for BioMedical Research, Inc. (“NIBRI”), a Delaware corporation with principal offices at 400 Technology Square, Cambridge, Massachusetts 02139.

Introduction

     Whereas, Myogen has, as of the Amendment Date, conducted significant research regarding the role of certain histone deacetylase proteins (“HDACs”) and HDAC inhibitors in cardiac hypertrophy and heart failure and possesses certain intellectual property relating thereto;

     Whereas, NIBRI and its Affiliates are interested in developing and commercializing drugs for the treatment of heart muscle disease using their expertise in developing, manufacturing, marketing and selling pharmaceuticals worldwide;

     Whereas, Myogen and NIBRI are parties to that certain Collaboration and Option Agreement dated October 7, 2003 (referred to as the “Collaboration Agreement”) pursuant to which the parties have agreed to collaborate on projects to identify and validate compounds which act on the Myogen Targets (as defined in the Collaboration Agreement), and thereafter for NIBRI and its Affiliates to have the option to develop, market and sell certain of those compounds as drugs upon the terms set forth in the Collaboration Agreement and in the form of License, Development and Commercialization Agreement attached as Exhibit A thereto; and

     Whereas, the parties wish to amend the Collaboration Agreement and the form of License, Development and Commercialization Agreement attached thereto as provided herein to add Myogen’s intellectual property on HDAC inhibitors for heart muscle disease to the

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existing collaboration and to accommodate conducting a collaborative project relating to the use of HDAC inhibitors in the treatment of heart muscle disease; and

     Whereas, NIBRI and its Affiliates have identified certain HDAC inhibitors that may be useful in connection with cardiac hypertrophy and heart failure and possess certain intellectual property relating thereto.

     Now, Therefore, in consideration of the foregoing and the covenants and promises contained in this Amendment, the parties agree as follows:

ARTICLE 1

DEFINITIONS

     1.1 Terms Defined in Collaboration Agreement. Any initially capitalized terms not otherwise defined herein shall have the meanings given in the Collaboration Agreement.

     1.2 Additional Defined Terms. As used herein and in the Collaboration Agreement, the following terms shall have the following meanings:

          (a) “HDAC” shall mean any histone deacetylase protein.

          (b) “HDAC Inhibitor Compound” shall mean any Active Compound that has a specific, desired therapeutic action through its ability to bind directly to an HDAC and inhibit HDAC activity.

          (c) “HDAC License Agreement” shall mean the License, Development and Commercialization Agreement, identical in substance to Exhibit A-1 to this Agreement, to be executed by Myogen and NIBRI with respect to each Development Candidate that is an HDAC Inhibitor Compound.

          (d) “HDAC Inhibitor Research Program” shall mean the Research Program that will be undertaken jointly by the parties as of the Amendment Date associated with the identification, design and development of HDAC Inhibitor Compounds.

          (e) “IC50” shall mean the concentration of a compound that reduces activity of an enzyme by 50% in a standard, validated assay.

          (f) “NIBRI HDAC Inhibitor Compound” shall mean any of the following:

               (i) Except as otherwise provided in Section 3.6 of the License Agreement relating to any Active Compound that is deemed to be a Development Candidate, a HDAC Inhibitor Compound first synthesized by NIBRI or its Affiliates and for which NIBRI or its Affiliates have received or have applied for or could reasonably expect to apply for and receive U.S. composition of matter patent coverage and that: (a) is shown to have an IC50 of less than or equal to 1 µM (micromolar) in any standard NIBRI in vitro assay for the

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inhibition of HDAC activity; and (b) has been designated a “Lead Series” candidate for follow-up under the designation “Research Phase D3” in accordance with the standard drug development terminology used by NIBRI; and

               (ii) Except as otherwise provided in Section 3.6 of the License Agreement relating to any Active Compound that is deemed to be a Development Candidate, a HDAC Inhibitor Compound licensed to, purchased or otherwise acquired by NIBRI or its Affiliates from a third party for which (i) NIBRI or its Affiliates do not have any material future license, royalty or similar payment obligations (as determined in good faith by the JSC), and (ii) the third party licensor or assignor or NIBRI or its Affiliates have received or have applied for or could reasonably expect to apply for and receive U.S. composition of matter patent coverage and that (a) is shown to have an IC50 of less than or equal to 1 µM (micromolar) in any standard NIBRI in vitro assay for the inhibition of HDAC activity; and (b) has been designated a “Lead Series” candidate for follow-up under the designation “Research Phase D3” in accordance with the standard drug development terminology used by NIBRI; and

               (iii) Except as otherwise provided in Section 3.6 of the License Agreement relating to any Active Compound that is deemed to be a Development Candidate, all derivatives and analogs of the compounds described in subsections (i) and (ii) above that are shown to have an IC50 of less than or equal to 100 nM (nanomolar) as determined by at least one standard in vitro assay for the inhibition of HDAC activity; and

               (iv) A HDAC Inhibitor Compound licensed to, purchased or otherwise acquired by NIBRI or its Affiliates from a third party for which NIBRI or its Affiliates have any material future license, royalty or similar payment obligation (as determined in good faith by the JSC) and all derivatives and analogs of the compounds described in this subsection (iv) for which NIBRI or its Affiliates have any material future license, royalty or similar payment obligation (as determined in good faith by the JSC) (collectively, “In-Licensed NIBRI HDAC Inhibitor Compounds”).

          (g) “Collaboration HDAC Inhibitor Compound” shall mean any HDAC Inhibitor Compound other than a NIBRI HDAC Inhibitor Compound, including, without limitation, all derivatives and analogs of Collaboration HDAC Inhibitor Compounds and all derivatives and analogs of NIBRI HDAC Inhibitor Compounds that do not fall within the definition of NIBRI HDAC Inhibitor Compounds set forth herein. In no event, however, shall any In-Licensed NIBRI HDAC Inhibitor Compound be a Collaboration HDAC Inhibitor Compound.

     1.3 Modified Defined Terms. The Collaboration Agreement is hereby amended to replace the definition of the following terms, as originally specified in Article I of the Collaboration Agreement, in their entirety with the definitions specified below:

          (a) “License Agreement” shall mean a License, Development and Commercialization Agreement, identical in substance to Exhibit A hereto (with respect to any Development Candidate that is not an HDAC Inhibitor Compound) or identical in substance to Exhibit A-1 hereto (with respect to any Development Candidate that is an HDAC Inhibitor Compound), to be executed by Myogen and NIBRI with respect to a particular Development Candidate.

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          (b) “Myogen Compound” shall mean any Active Compound that is Controlled by Myogen and is identified and/or synthesized by Myogen, its Affiliates, and/or its external academic collaborators in the Field (or, if applicable, by the licensor or assignor to Myogen or its Affiliates if the rights to such compound were licensed to or acquired by Myogen or its Affiliates), including, as of the Amendment Date, any HDAC Inhibitor Compounds but excluding any NIBRI HDAC Inhibitor Compound.

          (c) “Myogen Target” shall mean any Target Controlled by Myogen and identified and/or synthesized by Myogen, its Affiliates, and/or its external academic collaborators in the Field, including, as of the Amendment Date, any Targets within the HDAC Inhibitor Research Program. A list of Myogen Targets as of the Amendment Date is set forth on Schedule 1.25 appended hereto. Such Schedule 1.25 may be updated periodically to reflect additions thereto during the course of this Agreement.

ARTICLE 2

CONDUCT OF THE HDAC INHIBITOR PROGRAM

     2.1 Addition of HDAC Inhibitor Research Program. Within thirty (30) days of the Amendment Date the parties will agree upon a Work Plan that conforms to the requirements of Section 2.3.1 of the Collaboration Agreement and that will specify the pertinent details of the HDAC Inhibitor Research Program. The Work Plan shall be submitted for approval at the first meeting of the JSC after the Amendment Date. In addition, the parties will make any revisions to the Research Plan necessary to implement the HDAC Inhibitor Research Program. Furthermore, the parties hereby agree that initially any Targets within the HDAC Inhibitor Research Program will be deemed to be High Priority Targets within the meaning of Section 4.3.1 of the Collaboration Agreement.

     2.2 Addition of Myogen HDAC Inhibitor Patent. As of the Amendment Date, Schedule 1.24 of the Agreement is hereby amended to add the following Myogen Patents to the terms of this Agreement:

“United States Patent, U.S. Patent No. 6,706,686, entitled ‘INHIBITION OF HISTONE DEACETYLASE AS A TREATMENT FOR CARDIAC HYPERTROPHY’.”

     2.3 Term. The first sentence of Section 2.2 (“Term”) of the Collaboration Agreement is hereby replaced and superseded in its entirety by the following:

“The Research Program will conclude three (3) years from the Effective Date, for all Projects other than the HDAC Inhibitor Research Program, and three (3) years from the Amendment Date for the HDAC Inhibitor Research Program, unless earlier terminated in accordance with the provisions hereof.”

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     2.4 FTEs. The second, third and fourth sentences of the first paragraph of Section 3.3 (“Staffing and Research Support Payments”) of the Collaboration Agreement are hereby replaced and superseded in their entirety by the following:

“Between [..**..] and [..**..] FTEs shall be funded by NIBRI in any Research Year in connection with the Research Program. Any FTEs greater than [..**..] require NIBRI’s prior approval. The JSC will determine the number of FTEs that will be assigned to the HDAC Inhibitor Research Program, which FTEs will be incremental to the minimum FTEs specified in the Research Plan prior to the Amendment Date. For purposes of determining whether an HDAC Inhibitor Compound is a NIBRI HDAC Inhibitor Compound or a Collaboration HDAC Inhibitor Compound, the parties agree that any activity conducted by chemists that are assigned to the HDAC Inhibitor Research Program will be considered activity conducted on the part of the collaboration of the parties under this Agreement.”

     In addition, the third paragraph of Section 3.3 of the Collaboration Agreement is hereby replaced and superseded in its entirety by the following:

“In the event that NIBRI terminates its participation in the HDAC Inhibitor Research Program or the Research Program (excluding the HDAC Inhibitor Research Program) pursuant to Section 9.4, it shall nevertheless continue the level of funding during the Wind-Down Period set forth in Section 9.4.

     2.5 Exercise of Option. Section 4.4 (“Exercise of an Option”) of the Collaboration Agreement is hereby replaced and superseded in its entirety by the following:

“NIBRI may exercise an Option by delivery to Myogen of written notice of exercise (an “Exercise Notice”) no later than [..**..] after the filing of an IND for the Development Candidate, specifying the Development Candidate as to which such Option is being exercised and provided that such Option must in any event be exercised prior to the expiration of such Option as set forth in Section 4.5 of this Agreement. The parties shall then promptly execute a License, Development and Commercialization Agreement identical in substance to Exhibit A hereto (with respect to any Development Candidate other than an HDAC Inhibitor Compound) or Exhibit A-1 hereto (with respect to any Development Candidate that is an HDAC Inhibitor Compound), the terms of which are incorporated by reference into, and are a part of, this Agreement, pursuant to which NIBRI will use commercially reasonable efforts (as defined in the License Agreement), to further develop and commercialize the Development Candidate. Development of each Development Candidate shall proceed as soon as practicable after the Option is exercised, in accordance with the terms of the License Agreement.”

     2.6 Rights to Compounds. Section 4.6 (“Rights to Discontinued Compounds”) of the Collaboration Agreement is hereby replaced and superseded in its entirety by the following:

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“NIBRI agrees that, during the term of this Agreement and after termination of this Agreement, NIBRI and its Affiliates will not develop and/or commercialize (either by themselves or through a Third Party) an Active Compound (other than a NIBRI HDAC Inhibitor Compound) that has been selected for research or development in the course of the Research Program because it has a potential therapeutic effect against any of the Myogen Targets or Collaboration Targets except under a License Agreement. With respect to a NIBRI HDAC Inhibitor Compound, NIBRI and its Affiliates agree that, during the term of this Agreement and after termination of this Agreement, they will not develop and/or commercialize (either by themselves or through a Third Party) in the Field a NIBRI HDAC Inhibitor Compound that has been selected for research or development in the course of the HDAC Inhibitor Research Program except under a License Agreement.”

ARTICLE 3

FINANCIAL TERMS

     3.1 Additional Upfront Payments. Within thirty (30) days of the Amendment Date, NIBRI will make an initial payment of [..**..] to Myogen, of which: (a) [..**..] is in consideration of licenses hereunder; and (b) [..**..] is a reimbursement of Myogen’s past investment in research and development of the Myogen Technology.

3.2 Milestone Payments for Non-HDAC Compounds.

          (a) The second sentence of the first paragraph of Section 3.5 (“Milestone Payments”) of the Collaboration Agreement is hereby replaced and superseded in its entirety by the following:

“Except as explicitly set forth below, pre-clinical milestone payments shall be payable on only one Active Compound per Myogen Target or Collaboration Target and clinical milestone payments shall be payable only once with respect to a particular Myogen Compound, Collaboration Compound or NIBRI Compound, even though that Myogen Compound, Collaboration Compound or NIBRI Compound may be subsequently developed for indications other than those for which regulatory approval was initially sought.”

          (b) The second paragraph of Section 3.5 (“Milestone Payments”) of the Collaboration Agreement is hereby replaced and superseded in its entirety by the following:

“The schedule below corresponds to an identical schedule in the License Agreement for all Myogen Compounds, Collaboration Compounds or NIBRI Compounds other than an HDAC Inhibitor Compound (the milestone payments for which will be as specified in Section 3.6 below); payments made pursuant to this Agreement prior to exercise of an Option shall be treated as payments made under the applicable License Agreement.”

3.3 Milestone Payments for HDAC Inhibitor Compounds. The following

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Section 3.6 shall be added to the Collaboration Agreement:

3.6. Milestone Payments for HDAC Inhibitor Compounds.

     NIBRI shall make milestone payments in accordance with this Section 3.6 with respect to each HDAC Inhibitor Compound within [..**..] of the achievement of such milestone. Except as explicitly set forth below, pre-clinical milestone payments shall be payable on only one Active Compound per Myogen Target, and clinical milestones shall be payable only once on a particular Active Compound, even though that Active Compound may be subsequently developed for indications other than those for which regulatory approval was initially sought. In the event that an Active Compound fails in development, any milestone payments previously paid with respect to such Active Compound shall be fully creditable toward the same milestone due with respect to another Active Compound that acts on the same Myogen Target. NIBRI may deduct from any milestone payments otherwise due to Myogen under this Section 3.6 the amount of any withholding and similar taxes required under applicable law to be withheld from such payments and paid to applicable tax authorities.

     The schedule below corresponds to an identical schedule in the License Agreement for all HDAC Inhibitor Compounds with respect to milestones achieved in the Field; payments made pursuant to this Agreement prior to exercise of an Option shall be treated as payments made under the applicable License Agreement.

Prior Clinical
		NIBRI	Future NIBRI	Collaboration
		HDAC	HDAC	HDAC
	DEVELOPMENTAL	Inhibitor	Inhibitor	Inhibitor
	MILESTONE:	Compounds*	Compounds*	Compounds

Pre-Clinical Milestones:
•	Validation of high-throughput assays**	[..**..]	[..**..]	[..**..]
•	In vitro validation of lead compound**	[..**..]	[..**..]	[..**..]
•	In Vivo Validation of lead compound or use of the lead compound as a starting point for medicinal chemistry and/or SAR exploration**	[..**..]	[..**..]	[..**..]
•	Additional payment at the earlier of In Vivo Validation or second (2nd) anniversary of the Amendment Date***	[..**..]	[..**..]	[..**..]
•	Completion of Tox/ADME screening and preclinical candidate determination**	[..**..]	[..**..]	[..**..]

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Prior Clinical
		NIBRI	Future NIBRI	Collaboration
		HDAC	HDAC	HDAC
	DEVELOPMENTAL	Inhibitor	Inhibitor	Inhibitor
	MILESTONE:	Compounds*	Compounds*	Compounds

Clinical Milestones:
•	IND filing	[..**..]	[..**..]	[..**..]
•	Initiation of Phase II clinical evaluation	[..**..]	[..**..]	[..**..]
•	Initiation of Phase III clinical studies	[..**..]	[..**..]	[..**..]
•	Regulatory filing in the U.S.	[..**..]	[..**..]	[..**..]
•	First regulatory filing in the E.U.	[..**..]	[..**..]	[..**..]
•	Regulatory Approval in the U.S.	[..**..]	[..**..]	[..**..]
•	First Regulatory Approval in the E.U.	[..**..]	[..**..]	[..**..]

*For purposes of determining the milestone payments applicable to a NIBRI HDAC Inhibitor Compound in the above table: (i) a “Prior Clinical NIBRI HDAC Inhibitor Compound” means a NIBRI HDAC Inhibitor Compound for which NIBRI or its Affiliates (or, if applicable, the licensor or assignor to NIBRI or its Affiliates if the compound was licensed to or acquired by NIBRI or its Affiliates) have submitted an IND with the FDA and initiated a Phase I Clinical Trial covering such compound prior to the Amendment Date (or, in the case of licensed or acquired compounds, prior to the date of such license or acquisition); and (ii) a “Future NIBRI HDAC Inhibitor Compound” means any NIBRI HDAC Inhibitor Compound other than a Prior Clinical NIBRI HDAC Inhibitor Compound.

**Criteria for determining the achievement of any Milestone will be established by the JSC.

***For the avoidance of doubt, this milestone is payable only once.”

ARTICLE 4

TERMINATION

     4.1 Exclusivity Term: Section 9.4 (“Early Termination of the Research Program by NIBRI”) of the Collaboration Agreement is hereby replaced and superseded in its entirety by the following:

“In the event that, in its reasonable, good faith judgment, the overall Research Program (excluding the HDAC Inhibitor Research Program) is proceeding unsatisfactorily, NIBRI may in its absolute discretion terminate its participation in the aspects of the Research Program that are not the HDAC Inhibitor Research Program effective no earlier than eighteen (18) months from the Effective Date, upon sixty (60) days’ prior written notice to Myogen. In the event that, in its reasonable, good faith judgment, the HDAC Inhibitor Research Program is proceeding unsatisfactorily, NIBRI may in its absolute discretion terminate its participation in the HDAC Inhibitor Research Program effective no earlier than eighteen (18) months from the Amendment Date, upon sixty (60) days’ prior written notice to Myogen. [..**..]

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ARTICLE 5

MISCELLANEOUS

     5.1 This Amendment is effective upon the Amendment Date and is and will be deemed to be an integral part of the Collaboration Agreement. The License, Development and Commercialization Agreement for HDAC Inhibitor Compounds, identical in substance to Exhibit A-1 hereto is and will be deemed to be an integral part of the Collaboration Agreement.

     5.2 Except as expressly amended hereby, all terms of the Collaboration Agreement shall remain unchanged and in full force and effect.

     5.3 This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     In Witness Whereof, the Parties hereto have duly executed this Amendment.

Myogen, Inc.	Novartis Institutes for BioMedical
Research, Inc.

By: /s/ J. William Freytag	By: /s/ Jeremy Levin

Name: J. William Freytag, PhD	Name: Jeremy Levin

Title: CEO & President	Title: Global Head Strategic Alliances

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Schedule 1.25

Myogen Targets

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EXHIBIT A-1

[Filed separately as Exhibit 10.41 to the Current Report on Form 8-K]

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